Exhibit 10.4

DATED

October 31, 2006

STOCKERYALE UK LIMITED

INSTRUMENT CONSTITUTING US$240,000 BOND

CONTENTS

CLAUSE

1.	Interpretation	1
2.	Constitution of the Bonds	2
3.	Redemption of Bonds	3
4.	Undertaking	4
5.	Certificates	5
6.	The company’s powers	5
7.	This instrument	5
8.	Set-off	6
9.	Meetings	6
10.	Third party rights	6
11.	Governing law and jurisdiction	6

SCHEDULE

SCHEDULE 1	CERTIFICATE	7

Part 1.	Certificate	7

Part 2.	Redemption notice: notice of exercise of redemption rights	8

Part 3.	The conditions	9
1.	Interest	9
2.	Redemption	9
3.	Payments	10
4.	Miscellaneous	10

SCHEDULE 2	THE REGISTER	11
1.	Register	11
2.	Transfers and transmission	11
3.	Notices	13
4.	Replacement of certificates	13

SCHEDULE 3	MEETINGS OF BONDHOLDERS	14

THIS INSTRUMENT is made on October 31, 2006 by STOCKERYALE UK LIMITED, a corporation organized under the laws of England (Company Registration Number 5965205) (“the Company”)

BACKGROUND

(A)	The Company has, by resolution of its board of directors passed on October 31, 2006, created US$240,000 of Bonds and determined to constitute them in the following manner.

AGREED TERMS

1.	INTERPRETATION

1.1	The definitions and rules of interpretation in this clause apply in this instrument.

Articles: the articles of incorporation from time to time of the Company.

Bonds: the Bonds of the Company constituted by this instrument, and references to any Bonds as outstanding mean that they are in issue, unredeemed and uncancelled.

Bondholders: the one or several persons from time to time entered in the Register as the holders of the Bonds, and any references to a holder’s Bonds mean Bonds in respect of which he is so registered.

Business Day: any day (except Saturdays and Sundays) when clearing banks are open for business in London.

Certificates: the certificates in respect of Bonds.

Conditions: the conditions referred to in clause 2 and set out in Schedule 1.

Directors: the board of directors of the Company from time to time, or a duly authorised committee of that board.

Extraordinary Resolution: a resolution passed at a meeting of the Bondholders (duly convened and held in accordance with the provisions of Schedule 3) by a majority consisting of not less than three-quarters of the persons voting upon a show of hands and, if a poll is demanded, by a majority consisting of not less than three-quarters of the votes given on the poll.

Interest Rate: the three month LIBOR rate plus 1% per year as determined on the first business day of each month.

Redemption Notice: a notice substantially in the form set out in Schedule 1.

Register: the register of the Bonds (provisions relating to which are set out in Schedule 2).

1.2	Any phrase introduced by the terms including, include or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.3	The schedules to this instrument form part of (and are incorporated into) this instrument.

1.4	A person includes an individual, corporation, partnership, limited partnership, limited liability company and any other unincorporated body.

1.5	Words in the singular include the plural and in the plural include the singular.

1.6	A reference to a clause or a schedule is (unless expressly stated otherwise) a reference to a clause of, or schedule to, this instrument.

1.7	Clause and schedule headings do not affect the interpretation of this instrument.

1.8	A reference to one gender includes a reference to the other gender.

1.9	A reference to a document being “in the agreed form” (or similar language) shall be a reference to a document a copy of which is attached hereto and initialled by the Company secretary for identification.

1.10	Expressions defined in the Companies Act 1985 shall be read as if defined in that way in this clause.

2.	CONSTITUTION OF THE BONDS

2.1	The principal amount of the Bonds constituted by this instrument is limited to US$240,000. The Bonds may be issued in denominations of any amount and shall be transferable in whole or in part, as provided in Schedule 2.

2.2	This instrument shall operate for the benefit of all Bondholders, each of whom may sue for the performance or observance of its provisions in his own right so far as his holding of Bonds is concerned, and for all persons claiming through or under them. The Company shall comply with the terms of the Bonds and the Conditions, and the Bonds shall be held subject to the Conditions. The Conditions and Schedules shall be deemed to be incorporated in this instrument and shall be binding on the Company, the Bondholders and all persons claiming through or under them.

2.3	Until such time as his Bonds are redeemed or repurchased in accordance with the provisions of this instrument, the Company shall pay to each Bondholder interest (without deduction or withholding for any taxes) on the principal amount of his outstanding Bonds in lawful money of the United States of America and in immediately available funds, at such rate, at such intervals and in such manner as is provided in the Conditions.

2.4	No application shall be made to any investment exchange (whether in Great Britain or elsewhere) for permission to deal in, or for an official or other listing or quotation, in respect of the Bonds.

2.5	All payments under the Bonds shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The Company shall pay and save the holder of the Bonds harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

2.6	Whenever any amount is paid under the Bonds, all or part of the amount paid may be applied to principal, premium or interest in such order and manner as shall be determined by the holder in its discretion. In addition, the amounts outstanding under this Bond shall be reduced by the amount of any Losses as defined in Article V of that certain Stock Purchase Agreement by and among StockerYale, Inc, the Company and certain stockholders of Photonic Products Limited (the “Stock Purchase Agreement”).

2.7	No reference herein to any other document shall impair the obligation of the Company, which is absolute and unconditional, to pay all amounts under the Bonds strictly in accordance with their terms.

2.8	The Company agrees to pay on demand all costs of collection, including reasonable attorneys’ fees, incurred by the holder in enforcing the obligations of the Company under the Bonds.

2.9	No delay or omission on the part of the holder in exercising any right under the Bonds shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Company and every indorser or guarantor of the Bonds regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

3.	REDEMPTION OF BONDS

3.1

All amounts owing with respect to the Bonds not previously repaid or repurchased by the Company shall be repaid at par in immediately available funds, together with accrued interest (without deduction or withholding for any taxes), on October 31, 2009. Save in the event of the provisions of Clause 3.2 applying the principal amount outstanding under the Bonds will not be repaid nor fall to be repaid within six months and one day of the date of this instrument.

3.2	Notwithstanding any other provisions of this instrument, each Bondholder shall be entitled to demand immediate redemption of all amounts owing with respect to his outstanding Bonds at par together with accrued interest (without deduction or withholding for any taxes) on them in any of the following events:

(a)	the Company fails to pay when due any principal, interest or other obligation payable on any of his Bonds when due; or

(b)	an order is made or an effective resolution is passed for the winding up of the Company, or the Company stops or threatens to stop payment of its debts, or the Company ceases or threatens to cease to carry on its business; or

(c)	proceedings are initiated against the Company under any applicable liquidation, insolvency, composition, reorganisation or other similar laws including, for the avoidance of doubt, presentation to the court of an application for an administration order, or if the Company initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of its creditors generally; or

(d)	a receiver, administrative receiver or similar official is appointed in respect of the whole or a substantial part of the undertaking and assets of the Company; or

(e)	any distress or execution (or other similar process) is levied upon or enforced against all or a substantial part of the assets or property of the Company; or

(f)	any process or event with an effect analogous to any of those referred to in clause 3.2(a) to clause 3.2(e) (inclusive) happens to the Company in a jurisdiction outside England and Wales; or

(g)	The Company makes default for more than 14 days (after notification to the Company of any such default has been received from any Bondholder) in the performance of, observance of or compliance with any undertakings contained in this instrument other than those specified in this clause 3.2.

3.3	All Bonds repaid or purchased pursuant to any of the provisions of this instrument shall be automatically and immediately cancelled and shall not be re-issued.

4.	UNDERTAKING

(a)	From and after the date of this instrument, and so long as any amount is payable by the Company in respect of the Bonds, the Company undertakes to duly perform and observe its obligations under this instrument so that the provisions of this instrument shall inure for the benefit of all Bondholders.

(b)	The Company shall not until such time as the Bond is redeemed in full, unless it first obtains the written consent of the Bondholders, (i) incur or create any indebtedness for borrowed money after the date hereof, or (ii) sell or in any way encumber any of its assets, or (iii) allow Photonic Products Limited (Company Number 3110900) to sell or in any way encumber any of its assets (other than in the normal course of trading).

5.	CERTIFICATES

The Certificates shall be issued under the Seal of the Company (or executed by the Company in any other manner authorised by the Companies Act 1985) and shall be in the form or substantially the form set out in Schedule 1. Each shall refer to this Instrument and bear a denoting number and have the Conditions endorsed on it or attached to it, together with a form of Redemption Notice in the form (or substantially in the form) set out in that schedule.

6.	THE COMPANY’S POWERS

Subject always to the provisions of Clause 4 (b) nothing in this instrument shall prevent the Company from:

(a)	exercising its borrowing powers in any way upon such terms as to interest, redemption and otherwise as the Directors think fit; or

(b)	disposing of, granting security over or dealing in any other way with any of its business and assets in whole or in part; or

(c)	procuring or permitting any of its subsidiaries to exercise such subsidiaries’ borrowing powers in any way, or to dispose of, grant security over or deal in any other way with any of such subsidiaries’ business or assets in whole or in part, or to change the nature of such subsidiaries’ business in any way.

7.	THIS INSTRUMENT

7.1	Subject to clause 7.2, the Company may from time to time (by deed expressed to be supplemental to this instrument) amend any provisions of this instrument (including the Conditions) solely if the amendment is previously sanctioned by an Extraordinary Resolution.

7.2	No modification to this instrument and no modification, abrogation or compromise of the rights of the Bondholders shall be permitted which would have the effect of decreasing the liability of the Company in respect of the Bonds without an Extraordinary Resolution.

7.3	The Company shall at all times allow any holder of outstanding Bonds to inspect a copy of this instrument during normal business hours on reasonable notice and (provided the Company’s reasonable expenses in doing so are paid) shall on request supply any Bondholder as soon as reasonably practicable with a copy of this instrument.

8.	SET-OFF

Every Bondholder shall be recognised by the Company as entitled to his Bonds free from any equity, defence, set-off or cross-claim on the part of the Company against the original, or any intermediate holder, of his Bonds.

9.	MEETINGS

Any meeting of Bondholders shall (subject to the provisions contained in Schedule 3) be convened, conducted and held in all respects as nearly as possible in the same way as is provided in the Articles for general meetings of the Company.

10.	THIRD PARTY RIGHTS

Nothing in this instrument is intended to confer on any person any right to enforce any term of this instrument which that person would not have but for the Contracts (Rights of Third Parties) Act 1999.

11.	GOVERNING LAW AND JURISDICTION

11.1	This instrument and the Bonds shall be governed by and construed in accordance with the laws of England and Wales.

11.2	The courts of England shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this instrument. Accordingly, any proceedings relating to or in connection with this instrument or the Bonds may be brought in such courts.

This instrument has been entered into on the date stated at the beginning of it.

Schedule 1 Certificate

Part 1. Certificate

No [CERTIFICATE NUMBER]

StockerYale UK Limited (Company Registration Number 5965205) (Company)

Issue of US$240,000 Bonds.

Issued pursuant to the articles of incorporation of the Company and created by a resolution of the board of directors passed on October 31, 2006.

This is to certify that Damon Cookman and each of his successors and assigns is the registered holder of US$240,000 of the above-mentioned Bonds constituted by an instrument dated October 31, 2006 (Instrument). Such Bonds are issued with the benefit of, and subject to, the provisions contained in the Instrument and the conditions endorsed on this certificate.

Issued this day of [DATE].

The common seal of StockerYale UK Limited was affixed to this deed in the presence of: [COMMON SEAL]

[SIGNATURE] Director

Please note:

The Bonds are transferable and repayable in whole or in part.

No transfer of any part of the Bonds represented by this certificate shall be registered unless it is accompanied by this certificate, which must be surrendered before any transfer (whether for all or some only of the Bonds) can be registered and a new certificate issued in exchange.

The definitions and rules of interpretation in the Instrument apply in this certificate.

Part 2. Redemption notice: notice of exercise of redemption rights

To: The directors of StockerYale UK Limited

I, the registered holder of the Bonds represented by this Certificate, give notice of my desire to exercise my right to require repayment by the Company of the whole/US$ of the principal amount of such Bonds in accordance with the Conditions, together with accrued interest (without withholding or deduction for any taxes), on the [                                    ], I authorise the despatch of:

(a)	wire transfer of immediately available funds payable in my favour in respect of the principal moneys and interest due to me in accordance with the attached wire transfer instructions; and

(b)	(in the case of a redemption of part of the principal moneys represented by this Certificate) either this Certificate duly endorsed with a memorandum of the amount and date of the redemption, or a fresh Certificate in my/our name(s) for the balance of the principal moneys not repayable on this occasion to:

(Name)

(Address)

Signature(s) of Bondholder(s)

In the case of joint holdings, all Bondholders must sign. In the case of a corporation, this form must either be under the common seal or under the hand of some officer or attorney of the corporation duly authorised on their behalf.

Dated this day of [DATE]

*	Delete or complete as appropriate. If this space is left blank, the notice shall be treated as a request for repayment of the whole of the principal amount of Bonds represented by this Certificate.

Part 3. The conditions

1.	INTEREST

1.1	Interest on the Bonds shall accrue daily and be calculated on the basis of a 365-day year (other than for calendar year 2008, which shall be based on a year of 366 days) and shall be payable at the three month LIBOR rate plus 1% per year, subject to Section 1.3 below. Interest shall be due and payable monthly, by the final day of each calendar month.

1.2	If the Company fails to pay any Bondholder any amount (whether principal or interest) due on his Bonds on the date on which such amount is expressed to be due and payable pursuant to these Conditions, the Company shall (without prejudice to all other rights and remedies of the Bondholder in respect of such failure) pay to that Bondholder compound interest at a rate which is 2% per annum higher than the rate which applies (or would apply if it were principal) in accordance with Condition 1.2 on such overdue amount from the date of such failure up to the date of actual payment (after as well as before judgment), calculated and accruing on a daily basis for so long as the amount remains unpaid.

2.	REDEMPTION

2.1	Unless previously purchased or redeemed as provided below, all amounts owing in connection with the Bonds shall be repaid at par together with all accrued interest (without any withholding or deduction with respect to any taxes) on October 31, 2009.

2.2	All Bonds redeemed or purchased by the Company in accordance with the Conditions shall be cancelled and the Company shall not be at liberty to keep them subsisting for the purposes of re-issue, to re-issue them or to issue any other Bonds in their place.

2.3	Interest on any Bonds becoming liable to redemption shall cease to accrue as from the due date for redemption of such Bonds unless the Company (having become obliged to do so) fails to make payment in full of such redemption moneys and any accrued interest, in which event interest shall continue to accrue at the rate specified in Condition 1.2 on the amount which remains unpaid until actual payment in full of such redemption moneys and accrued interest is made.

2.4	In the case of redemption of part only of a Bondholder’s Bonds, the relevant Certificate(s) shall be either endorsed with a memorandum of the nominal amount of the Bonds so redeemed and the date of such redemption, or cancelled and (without charge) replaced by a fresh Certificate for the balance of the principal moneys not then repayable.

2.5	The Company shall not be obliged to make any payment to any Bondholder by way of redemption of his Bonds except insofar as it receives his Certificate(s) (or, if lost, an indemnity in a form reasonably acceptable to the Company) together with the Redemption Notice duly completed. If any Bondholder fails or refuses to deliver up the Certificate for his Bonds to the Company at its registered office at the time for their redemption, or fails or refuses to accept payment of the redemption moneys or any accrued interest payable in respect of them, the moneys payable to such Bondholder shall be set aside by the Company and paid into a separate bank deposit account. Such setting aside shall be deemed for all the purposes of these Conditions to be a payment to such Bondholder and the Company shall, by doing so, be discharged from all obligations in connection with such Bonds. If the Company places those moneys on deposit at a bank, the Company shall not be responsible for the safe custody of such moneys or for interest on them except such interest (if any) as the moneys may earn whilst on deposit (less any expenses incurred by the Company in connection with them).

3.	PAYMENTS

3.1	Payment of principal and interest for the time being owing on the Bonds shall be made in immediately available funds by wire transfer to the account specified by the holder of such Bonds, in accordance with such holder’s instructions.

3.2	Whenever any payment (including interest) due on any Note becomes due on a day which is not a business day, payment shall be made on the next succeeding business day, but (in the case of interest) no adjustment shall be made to the amount of interest payable and the Bondholder shall not be entitled to any other payment in respect of any such delay.

4.	MISCELLANEOUS

4.1	So long as the Bonds remain in issue, the Company shall send to each Bondholder a copy of every notice, circular, accounts or other document required by law to be sent by the Company generally to the holders of its ordinary share capital at the same time as they are sent to such shareholders.

4.2	Any amounts unclaimed, set aside or retained in accordance with these Conditions in respect of any Note may (without constituting the Company a trustee in relation to them) be deposited or invested by the Company as the Directors see fit until they are validly claimed (the claimant having provided the Company with such evidence of his entitlement as the Directors may require) and, if not so claimed within 12 years of first falling due for payment by the Company, shall then belong to the Company to the exclusion of all further claims by, under or through any Bondholder.

Schedule 2 The register

1.	REGISTER

1.1	The Company shall keep the Register at its registered office or (subject to the provisions of section 190 of the Companies Act 1985) at the offices of the Registrar of the Company in one or more books and enter in the Register:

(a)	the issue and all transfers and changes of ownership of the Bonds, including the names and addresses of the Bondholders for the time being of the Bonds;

(b)	the amount of the Bonds held by every registered holder and the principal moneys paid up on them;

(c)	the first date or dates of issue of the Bonds and the date on which the name of every such registered holder is entered in respect of the Bonds standing in his name; and

(d)	the serial number of each Certificate issued and the date of its issue.

Any change of name or address on the part of any Bondholder shall immediately be notified to the Company and, on receipt, the Register shall be altered accordingly. The Bondholders or any of them and any person authorised in writing by any of them shall be at liberty at all reasonable times during office hours to inspect the Register and to take copies of it or of extracts from it. The Register may nevertheless be closed by the Company for such periods and at such times as the Company may think fit, provided that it is not closed for more than 30 days in any one year.

1.2	The Company shall recognise the registered holder of any Bonds as the absolute owner of them and shall not be bound to take notice or see to the execution of any trust (whether express, implied or constructive) to which any Note may be subject. The receipt of the Bondholder for the time being of any Bonds, or (in the case of joint Bondholders) the receipt of any of them, of the interest from time to time accruing due in respect of the Bonds, or for any other moneys payable in respect of them, shall be a good discharge to the Company notwithstanding any notice it may have (whether express or otherwise) of the right, title, interest or claim of any other person to or in such Bonds, interest or moneys. No notice of any trust (express, implied or constructive) shall be entered on the Register in respect of any Bonds.

2.	TRANSFERS AND TRANSMISSION

2.1	The Bonds are transferable in whole or in part by instrument in writing in the usual common form or such other form as the Directors may approve.

2.2	Every such instrument of transfer shall be signed by the transferor, or (where the transferor is a corporation) given under its common seal, or executed in any other manner authorised by the Companies Act 1985. The transferor shall be deemed to remain the owner of the Bonds to be transferred until the name of the transferee is entered in the Register in respect of them.

2.3	Every instrument of transfer shall be lodged for registration at the place where the Register is kept for the time being, and shall be accompanied by the Certificate for the Bonds to be transferred and such other evidence, if any, as the Company may require to prove the title of the transferor or his right to transfer the Bonds (and, if such instrument is executed by some other person on his behalf, the authority of that person to do so). Where some only of the Bonds comprised in a Certificate are transferred, the Certificate shall be cancelled and a single new Certificate for the balance of such Bonds issued in lieu without charge. Except as provided in this instrument, every instrument of transfer completed and lodged in accordance with this instrument shall be entered in the Register and the name of the transferee shall be entered in the Register as the new holder of the Bonds transferred to him.

2.4	All instruments of transfer which are registered shall be retained by the Company.

2.5	No transfer of Bonds shall be registered when the Register is closed. In addition, the Directors may in their absolute discretion refuse to register the transfer of any Bonds if:

(a)	it is not in favour of four or fewer transferees; or

(b)	it is in favour of a minor, bankrupt or person of mental ill-health; or

(c)	in the Directors’ opinion, registration of the transfer would contravene the law in any jurisdiction.

If the Directors refuse to register a transfer they shall, within two months after the date on which the transfer was lodged, send the transferee(s) notice of the refusal.

2.6	The executors or administrators of a deceased Bondholder (not being one of several joint Bondholders) and, in the case of the death of one or more of several joint Bondholders, the survivor or survivors of them, shall be the only persons recognised by the Company as having any title to such Bonds.

2.7

Any person becoming entitled to Bonds in consequence of the death or bankruptcy of the holder of such Bonds may, upon producing such evidence of his capacity or of his title as the Company deems sufficient, be registered himself as the holder of such Bonds or (subject to the preceding paragraphs as to transfer) may transfer such Bonds. The Company may retain the interest payable upon any Bonds which any person is entitled to transfer under this condition until such person is registered as holder or shall duly transfer the Bonds.

2.8	No fee shall be charged by the Company in respect of the registration of any instrument of transfer, or other document relating to or affecting the title to any Bonds, or otherwise for making any entry in the Register affecting title to any Bonds.

3.	NOTICES

3.1	Any notice may be given to any Bondholder by sending it by first-class post in a pre-paid letter addressed to such Bondholder at his registered address or in the case of an individual to his last known address. In the case of joint Bondholders, a notice given to the Bondholder whose name stands first on the Register in respect of such Bonds shall be sufficient notice to all the joint Bondholders.

3.2	Any notice given by post shall be deemed to have been served on the day following the day on which it was posted, and in proving such service, it shall be sufficient to prove that the envelope containing the notice was properly addressed, stamped and posted.

3.3	A person entitled to any Bonds in consequence of the death or bankruptcy of a Bondholder or otherwise by operation of law shall be entitled, upon producing to the Company such evidence as the Company may reasonably require to show his title to the Bonds, and upon giving the Company an address within the United Kingdom for the service of notices, to have served upon or delivered to him at such address any notice or document to which the Bondholder would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in such Bonds. Otherwise, any notice or document delivered or sent by post to, or left at the address of, any Bondholder in pursuance of these provisions shall, notwithstanding that such Bondholder be then dead, bankrupt or in liquidation, and whether or not the Company has notice of his death, bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any Bonds registered in the name of such Bondholder as sole or first-named joint holder.

4.	REPLACEMENT OF CERTIFICATES

Should any Certificate be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the registered office of the Company upon payment by the claimant of the Company’s expenses in connection with replacing it and on such terms as to evidence, indemnity, security or otherwise as the Company may reasonably require. Mutilated or defaced Certificates shall be surrendered before replacements are issued.

Schedule 3 Meetings of Bondholders

1.	The Company may at any time convene a meeting within the United Kingdom of the Bondholders and, in addition, shall do so upon a request in writing (specifying the business of the meeting in reasonable detail) signed by the Bondholders of not less than one-tenth in nominal value of the outstanding Bonds.

2.	At least 14 days’ notice (exclusive of the day on which the notice is served, or deemed to be served, and of the day for which notice is given) of every meeting shall be given to the Bondholders. The notice shall specify the place, date and time of the meeting and the general nature of the business to be transacted, but it shall not be necessary to specify in the notice the terms of any resolution to be proposed. The accidental omission to give notice to, or the non-receipt of notice by, any of the Bondholders shall not invalidate the proceedings at any such meeting.

3.	A Director, or a Bondholder nominated by the Company for such purpose, shall be entitled to take the chair at every such meeting and, if no such nomination is made or if at any meeting the person nominated is not present within 15 minutes after the time appointed for holding the meeting, the Bondholders present shall choose one of their number present to be chairman. The Directors, the secretary and the solicitors of the Company, and any other person authorised in that behalf by the Directors, may attend and speak at any such meeting.

4.	At any such meeting convened for any purpose other than the passing of an Extraordinary Resolution, persons holding or representing by proxy one-tenth in nominal value of the Bonds for the time being outstanding shall form a quorum for the transaction of business. At any meeting convened for the purpose of passing an Extraordinary Resolution, persons holding or representing by proxy a clear majority in nominal value of the outstanding Bonds (at least two in number) shall form a quorum. No business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business.

5.	If, within 15 minutes from the time appointed for any meeting of the Bondholders, a quorum is not present the meeting shall, if convened upon the requisition of the Bondholders, be dissolved. In any other case it shall stand adjourned to such day and time (being not less than seven days later) and to such place as may be appointed by the chairman. At such adjourned meeting, the Bondholder or Bondholders present in person or by proxy and entitled to vote (regardless of the nominal value of the outstanding Bonds held by them) shall form a quorum, and shall have power to pass an Extraordinary Resolution or other resolution, and to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place.

6.	Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the manner provided in this instrument and shall state that the Bondholders present in person or by proxy at the adjourned meeting will form a quorum.

7.	The chairman may, with the consent of any meeting at which a quorum is present (and shall, if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

8.	At any meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded by the chairman or by one or more Bondholders present in person or by proxy and holding or representing at least one-twentieth in nominal value of the outstanding Bonds. Unless a poll is so demanded, a declaration by the chairman that a resolution has been carried, carried unanimously or by a particular majority, not carried by a particular majority or lost shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

9.	If a poll is duly demanded, it shall be taken in such manner as the chairman may reasonably direct and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

10.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Bondholder.

11.	A poll demanded on an election of a chairman or on a question of adjournment shall be taken immediately. A poll demanded on any other question shall be taken at such time and place as the chairman reasonably directs.

12.	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded. The demand for a poll may be withdrawn.

13.	On a show of hands every Bondholder, who (being an individual) is present in person or (being a corporation) is present by its duly authorised representative or by one of its officers as its proxy, shall have one vote. On a poll every Bondholder, who is present in person or by proxy, shall have one vote for every $US 1.00 nominal value of outstanding Bonds of which he is the holder.

14.	On a poll, votes may be given either personally or by proxy and a Bondholder entitled to more than one vote need not (if he votes) use all his votes or cast all the votes he uses in the same way.

15.	In the case of joint registered Bondholders, the vote of the senior who tenders a vote (whether in person or by proxy and whether on a show of hands or on a poll) shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

16.	The instrument appointing a proxy shall be in the usual common form, or such other form as the Company may approve, and shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or (if the appointor is a corporation) either under its common seal or under the hand of an officer or attorney duly authorised. Such instrument shall be deemed to confer authority to demand or join in demanding a poll and (unless it states otherwise) to vote as the proxy sees fit on any resolution, amendment or other business properly put to the meeting or meetings for which the instrument is given.

17.	A person appointed to act as a proxy need not be a Bondholder.

18.	The instrument appointing a proxy, and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of such power or authority, shall be deposited at the registered office of the Company or such other place as the Company shall reasonably direct not less than 48 hours before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of 12 months from the date named in it as the date of its execution.

19.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, provided that no intimation in writing of such death, insanity or revocation has been received by the Company before the commencement of the meeting, adjourned meeting or taking of the poll at which the proxy is used.

20.	No modification, variation or abrogation of the terms, conditions and provisions contained in this instrument, or the rights of the Bondholders, shall be made by the Company unless a meeting of the Bondholders has assented to any such modification, variation or abrogation by Extraordinary Resolution. The Bondholders shall, in addition to all other powers, have the following powers exercisable by Extraordinary Resolution:

(a)	power to sanction any proposals for any modification, variation, abrogation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Company, whether such rights arise under this instrument or otherwise;

(b)	power to sanction any scheme or proposal for the exchange or sale of the Bonds for, or the conversion of the Bonds into or the cancellation of the Bonds in consideration of, shares, stock, Bonds, bonds, debentures, debenture stock and/or other obligations and/or other securities of the Company or any other company formed or to be formed, or for, into or in consideration of cash, or partly for, into or in consideration of any such shares, stock, Bonds, bonds, debentures, debenture stock and/or other obligations and/or securities and partly for or into or in consideration of cash;

(c)	power to assent to any modification of the provisions contained in this instrument, including the Conditions, which is proposed by the Company; and

(d)	power to modify the date fixed for final redemption of the Bonds, to reduce or cancel the principal payable on the Bonds, or to reduce the amount payable or modify the method of calculating the amount payable, or modify the date or dates for payment in respect of, any interest on the Bonds, provided always that no modification to this instrument and no modification, abrogation or compromise of the rights of the Bondholders which would have the effect of increasing the liability of the Company in respect of the Bonds, or which would be prejudicial to the rights against, or to the security interests granted by, the Company shall be made without the written consent having first been given.

21.	An Extraordinary Resolution shall be binding upon all the Bondholders (whether or not present at the meeting passing such Extraordinary Resolution) and each of the Bondholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances justify passing it (the intention being that it shall rest with the meeting to determine without appeal whether or not the circumstances justify passing it).

22.	Subject always to compliance with the proviso to paragraph 20 of this Schedule 3 a resolution in writing signed by the holders of 95% in nominal amount of the outstanding Bonds who are for the time being entitled to receive notice of meetings shall for all purposes be as valid and effectual as an Extraordinary Resolution. Such resolution in writing may be contained in one document or in several documents in like form, each signed by one or more Bondholders.

23.	Minutes of all resolutions and proceedings at every meeting of Bondholders shall be made and duly entered in books to be from time to time provided for that purpose by the Company and any such minutes, if purporting to be signed by the chairman of the meeting, shall be conclusive evidence of the matters stated in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made and signed shall be deemed to have been duly held and convened, and all resolutions passed at the meeting to have been duly passed.

Executed as a deed by STOCKERYALE UK LIMITED by Mark Blodgett and Marianne Molleur	/s/ Mark Blodgett
Director

/s/ Marianne Molleur
Director